Exhibit 99.1

October 26, 2016

Echo Global Logistics Reports Record Third Quarter Results; Revenue Up 2% Year over Year

CHICAGO, IL — (Marketwired) — 10/26/2016 — Echo Global Logistics, Inc. (NASDAQ: ECHO), a leading provider of technology-enabled transportation management services, today reported financial results for the quarter ended September 30, 2016.

“Echo posted another strong quarter of market share gains in a softer freight market, as we continued growing volumes and revenue,” said Doug Waggoner, Chairman of the Board of Directors and Chief Executive Officer of Echo. “Softer pricing resulting from prolonged market weakness contributed to net revenue margin decline, which impacted our profitability.  At the same time, we remain confident in our long-term strategy, as the combination of our new technology platform and integrated organization makes us excited about our growth prospects ahead.”

Third Quarter 2016 Highlights

•                  Total revenue increased by 2% to $460.2 million from the third quarter of 2015; net revenue(1) decreased by 7% to $80.9 million from the third quarter of 2015

•                  Net income decreased 32% to $2.4 million; non-GAAP EBITDA(1) declined 21% to $16.7 million, or declined 10% to $20.2 million after excluding $3.5 million of Command integration costs from the third quarter of 2015

•                  Fully diluted EPS decreased to $0.08 in the third quarter of 2016; non-GAAP fully-diluted EPS(1) decreased to $0.25 in the third quarter of 2016, or decreased to $0.33 after excluding $3.5 million of Command integration costs

•                  Truckload volume increased by 11% from the third quarter of 2015 and LTL volume increased 6% from the third quarter of 2015

(1) Represents a non-GAAP financial measure. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see the “Reconciliation of Non-GAAP Financial Measures” section of this Press Release.

Summarized financial results and select operating metrics follow:

	Three months ended September 30,
Dollars in millions, except per share data	2016	2015	% change
	(unaudited)
Transactional revenue	$373.1	$375.3	(0.6)%
Managed transportation revenue	87.1	74.7	16.6%
Revenue	460.2	450.0	2.3%

Transportation costs	379.3	362.6	4.6%
Net revenue (1)	80.9	87.4	(7.5)%

Commission expense	23.8	26.5	(9.9)%
Change in contingent consideration	0.0	(0.0)	360.5%
Acquisition-related transaction costs	—	0.2	(100.0)%
Stock compensation expense	2.0	4.7	(56.5)%
Other selling, general and administrative	40.3	39.9	1.0%
Selling, general and administrative expense	66.3	71.3	(7.0)%

Depreciation	4.6	3.4	38.1%
Amortization	3.9	4.1	(4.4)%
Depreciation and amortization	8.5	7.4	14.7%

Operating income	6.0	8.6	(30.0)%

Cash interest expense	1.6	1.6	0.0%
Non-cash interest expense	1.9	1.8	8.5%
Interest and other expense	3.6	3.4	4.4%
Income before provision for income taxes	2.5	5.2	(52.6)%
Income tax expense	0.1	1.7	(94.3)%
Net income	2.4	3.5	(31.7)%

Fully diluted income per share	$0.08	$0.11	(28.7)%
Diluted shares	29.1	30.3

(1) See the “  Reconciliation of Non-GAAP Financial Measures”  and “  Non-GAAP Financial Measures”  sections of this Press Release.

	Three months ended September 30,
Reconciliation of Non-GAAP Financial Measures	2016	2015	% change
	(unaudited)
Total revenue	$460.2	$450.0	2.3%
Transportation costs	379.3	362.6	4.6%
Net revenue (1)	$80.9	$87.4	(7.5)%

Net income	$2.4	$3.5	(31.7)%
Change in contingent consideration	0.0	(0.0)	360.5%
Depreciation	4.6	3.4	38.1%
Amortization	3.9	4.1	(4.4)%
Acquisition-related transaction costs	—	0.2	(100.0)%
Non-cash interest expense	1.9	1.8	8.5%
Stock compensation expense	2.0	4.7	(56.5)%
Cash interest expense	1.6	1.6	0.0%
Income tax expense	0.1	1.7	(94.3)%
Non-GAAP EBITDA (1)	$16.7	$21.0	(20.5)%

Fully diluted income per share	$0.08	$0.11	(28.7)%
Change in contingent consideration	0.00	(0.00)	371.8%
Amortization	0.13	0.14	(0.3)%
Acquisition-related transaction costs	—	0.01	(100.0)%
Non-cash interest expense	0.07	0.06	13.2%
Stock compensation expense	0.07	0.16	(54.6)%
Tax effect of adjustments	(0.11)	(0.13)	(17.5)%
Non-GAAP fully diluted EPS (1)	$0.25	$0.34	(25.4)%

Operating Metrics
Net revenue margin	17.6%	19.4%	(185	)bps
Total employees	2,382	2,397	(0.6)%
Sales employees and agents	1,634	1,671	(2.2)%
Truckload (TL) revenue %	67.8%	67.1%	68	bps
Less than truckload (LTL) revenue %	26.0%	26.5%	(46	)bps
Intermodal revenue %	4.4%	4.8%	(43	)bps

(1) See the “  Non-GAAP Financial Measures”  section of this Press Release for the definition, and a discussion of, each Non-GAAP financial measure.

2016 Fourth Quarter Guidance

“We expect fourth quarter revenue to be between $405 and $425 million, in the middle of our previously guided range.” said Kyle Sauers, Chief Financial Officer at Echo.

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on October 26, 2016 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Doug Waggoner, Chairman of the Board of Directors and Chief Executive Officer; Dave Menzel, President and Chief Operating Officer; and Kyle Sauers, Chief Financial Officer, will host the call. To participate in the call, dial 877-303-6235 (toll free) or 631-291-4837 (toll) and reference “Echo Global Logistics.” To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com. A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website. To listen to an audio replay, call 855-859-2056 (toll free) or 404-537-3406 (toll) and enter conference ID 94978638. The audio replay will be available through November 3, 2016.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “Non-GAAP financial measures” by the Securities and Exchange Commission (the “SEC”): Net Revenue, Non-GAAP EBITDA and Non-GAAP Fully Diluted EPS. Net revenue is calculated as total revenue less transportation costs.  Non-GAAP EBITDA is defined as net income excluding the effects of changes in contingent consideration, depreciation, amortization, acquisition-related transaction costs, stock compensation expense, cash and non-cash interest expense, and income taxes.  Non-GAAP Fully Diluted EPS is defined as fully diluted EPS excluding changes in contingent consideration, amortization, acquisition-related transaction costs, non-cash interest expense, stock compensation expense, and the tax effect of these adjustments. We believe such measures provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Net revenue, Non-GAAP EBITDA and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation of Non-GAAP Financial Measures” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
REVENUE	$460,191,903	$449,993,415	$1,309,299,359	$1,105,127,231

COSTS AND EXPENSES
Transportation costs	379,329,380	362,614,918	1,062,432,444	894,955,721
Selling, general, and administrative expenses	66,292,712	71,318,890	206,302,091	176,796,987
Depreciation and amortization	8,543,002	7,448,076	23,670,711	16,572,233
INCOME FROM OPERATIONS	6,026,809	8,611,531	16,894,113	16,802,290
INTEREST / OTHER EXPENSE	(3,565,093)	(3,414,826)	(10,592,654)	(7,905,436)
INCOME BEFORE PROVISION FOR INCOME TAXES	2,461,716	5,196,705	6,301,459	8,896,854
INCOME TAX EXPENSE	(99,666)	(1,738,000)	(1,746,029)	(2,792,000)
NET INCOME	$2,362,050	$3,458,705	$4,555,430	$6,104,854

Basic net income per share	$0.08	$0.12	$0.16	$0.23
Diluted net income per share	$0.08	$0.11	$0.15	$0.22

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2016	2015
	(unaudited)
Cash and cash equivalents	$34,210,795	$56,522,194
Accounts receivable, net of allowance for doubtful accounts	245,924,827	196,420,614
Other current assets	11,796,269	7,881,156
Total noncurrent assets	497,863,964	485,685,818
Total assets	$789,795,855	$746,509,782

Accounts payable	$145,682,069	$103,985,783
Other current liabilities	35,956,994	33,406,353
Convertible notes, net	201,796,741	196,659,354
Other noncurrent liabilities	35,238,348	17,208,718
Stockholders’ equity	371,121,703	395,249,574
Total liabilities and stockholders’ equity	$789,795,855	$746,509,782

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2016	2015
	(unaudited)
Net cash provided by operating activities	$55,111,562	$52,796,523
Net cash used in investing activities	(37,248,736)	(400,544,885)
Net cash (used in) provided by financing activities	(40,174,225)	357,993,883
(Decrease) Increase in cash and cash equivalents	(22,311,399)	10,245,521
Cash and cash equivalents, beginning of period	56,522,194	32,542,119
Cash and cash equivalents, end of period	$34,210,795	$42,787,640

About Echo Global Logistics

Echo Global Logistics, Inc. (NASDAQ: ECHO) is a leading provider of technology-enabled transportation and supply chain management services. Headquartered in Chicago with more than 30 offices around the country, Echo offers freight brokerage and Managed Transportation solutions for all major modes, including truckload, partial truckload, LTL, intermodal, and expedited. Echo maintains a proprietary, web-based technology platform that compiles and analyzes data from its network of over 40,000 transportation providers to serve clients across a wide range of industries and simplify the critical tasks involved in transportation management. For more information on Echo Global Logistics, visit: www.echo.com.

ECHO: Earnings

INVESTOR RELATIONS:

Kyle Sauers
Chief Financial Officer
Echo Global Logistics
312-784-7695

Zach Jecklin
Director of Finance
Echo Global Logistics
312-784-2046

MEDIA RELATIONS:

Christopher Clemmensen
SVP of Marketing
Echo Global Logistics
312-784-2132